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                                                                    EXHIBIT 21.1

TRIARC COMPANIES, INC.
LIST OF SUBSIDIARIES AS OF
MARCH 15, 2003

                                                              STATE OR JURISDICTION
SUBSIDIARY                                                    UNDER WHICH ORGANIZED
----------                                                    ---------------------
Triarc Acquisition, LLC (formerly, Arby's Acquisition, LLC)         Delaware
    Triarc Restaurant Holdings, LLC                                 Delaware
        Arby's, Inc.                                                Delaware
            Arby's Holdings, LLC                                    Delaware
                Arby's Finance, LLC                                 Delaware
                    Arby's Franchise Trust                          Delaware
                Arby's Brands, LLC                                  Delaware
                Arby's IP Holder Trust                              Delaware
            Arby's Building and Construction Co.                     Georgia
            Arby's of Canada Inc.                                    Ontario
            ARHC, LLC                                               Delaware
        Sybra, Inc.                                                 Michigan
            Sybra of Connecticut, Inc.                             Connecticut
VA Funding Corp.                                                    Delaware
BNY Funding, LLC                                                    Delaware
Triarc Consumer Products Group, LLC                                 Delaware
    RCAC, LLC                                                       Delaware
Madison West Associates Corp.                                       Delaware
    280 BT Holdings LLC (1)                                         New York
National Propane Corporation (2)                                    Delaware
    NPC Holding Corporation                                         Delaware
Citrus Acquisition Corporation                                       Florida
    Adams Packing Association, Inc. (formerly New Adams, Inc.)      Delaware
Home Furnishing Acquisition Corporation                             Delaware
    1725 Contra Costa Property, Inc. (formerly Couroc of
      Monterey, Inc.)                                               Delaware
GVT Holdings, Inc. (3)                                              Delaware
    TXL Corp. (formerly Graniteville Company)                    South Carolina
SEPSCO, LLC                                                         Delaware
    Crystal Ice & Cold Storage, Inc.                                Delaware
Triarc Holdings 1, Inc.                                             Delaware
Triarc Holdings 2, Inc.                                             Delaware
Triarc Asset Management, LLC                                        Delaware
SYH Holdings, Inc. (formerly, Ramapo Holding Company, Inc.)         Delaware
280 Holdings, LLC                                                   Delaware
280 Holdings II, Inc.                                               Delaware
Triarc AGR Investments, LLC                                         Delaware
DSR Holdings, Inc.                                                  Delaware
280 Holding Company, Inc.                                           Delaware
TPH Holdings LLC                                                    Delaware

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(1) 57.4% owned by Madison West Associates Corp., 41.8% owned by present and former officers of Triarc Companies, Inc. and 0.8% owned by unaffiliated third parties.

(2) 24.3% owned by SEPSCO, LLC and 75.7% owned by Triarc Companies, Inc.

(3) 50% owned by Triarc Companies, Inc. and 50% owned by SEPSCO, LLC.

104